UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
 Form S-3
Registration Statement Under the Securities Act of 1933
_____________________
Rayonier Advanced Materials Inc.
(Exact Name of Registrant as Specified in its Charter)

State of Delaware	46-4559529
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification Number)

1301 Riverplace Boulevard, Suite 2300
Jacksonville, FL 32207
Telephone Number: (904) 357-4600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_____________________
Michael R. Herman
1301 Riverplace Boulevard, Suite 2300
Jacksonville, FL 32207
Telephone Number: (904) 357-4600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
David K. Lam
Wachtell, Lipton, Rosen & Katz
51 W. 52nd St.
New York, NY 10019-6150
Telephone: (212) 403-1394
Fax: (212) 403-2394
_____________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
_____________________
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12-b2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐

Calculation of Registration Fee

Title of each class to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (3)		Amount of registration fee
Common Stock
Preferred Stock
Senior Debt Securities
Subordinated Debt Securities
Warrants
Rights
Units
Total	500,000,000	100%	$500,000,000	(4)	$50,350.00	(5)
(1)This registration statement registers such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of senior debt securities and subordinated debt securities, such indeterminate number of warrants to purchase common stock, preferred stock and/or debt securities of one or more series, such indeterminate number of rights to purchase common stock, preferred stock and/or debt securities of one or more series, and such indeterminate number of units representing an interest in one or more shares of common stock or preferred stock, debt securities, warrants and/or rights in any combination as shall have an aggregate initial offering price not to exceed $500,000,000.
(2)The proposed maximum offering price per unit of security will be determined by the registrant, from time to time, in connection with the issuance by the registrant of the securities registered hereunder and has been omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). The securities registered also include such indeterminate amounts and numbers of shares of common stock and preferred stock and debt securities as may be issued upon conversion of, or exchange for, preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or rights or pursuant to the antidilution provisions of such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares of common stock and preferred stock being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(3)The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and has been omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act.
(4)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act at a rate equal to $100.70 per $1,000,000 of the proposed maximum aggregate offering price.
(5)Calculated in accordance with Rule 457(o) under the Securities Act at a rate equal to $100.70 per $1,000,000 of the proposed maximum aggregate offering price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.
PROSPECTUS

$500,000,000
Common Stock
Preferred Stock
Senior Debt Securities
Subordinated Debt Securities
Warrants
Rights
Units
We may offer and sell, from time to time, any combination of common stock, preferred stock, senior debt securities, subordinate debt securities, warrants, rights and units having an aggregate initial offering price not exceeding $500,000,000. Our common stock, preferred stock, senior and subordinate debt securities, warrants, rights and units may be offered separately or together, in multiple series, in amounts, at prices and on terms that will be set forth in one or more supplements to this prospectus.
This prospectus provides you with a general description of the securities that may be offered. We will provide the specific terms and manner of offering of such securities in one or more supplements to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplements carefully, including the information incorporated by reference herein and therein, before you invest in the securities described in this prospectus or in such prospectus supplement. This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.
We may offer our securities through agents, underwriters or dealers or directly to investors. The names of any agents, underwriters or dealers that are included in a sale of securities to you, and any applicable commissions, discounts or other compensation thereof, will be stated in an accompanying prospectus supplement.
Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “RYAM.” The closing price of our common stock on the NYSE on February 19, 2016 was $6.89 per share.
Investing in our securities involves risks; for more information see “Risk Factors” beginning on page 4 of this prospectus, and the risk factors incorporated herein from time to time by reference to our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 26, 2016.

About Rayonier Advanced Materials Inc.
Rayonier Advanced Materials Inc., with approximately 485,000 metric tons of cellulose specialties capacity and nearly double the sales of the next largest competitor, is the global leader in the production of cellulose specialties. Cellulose specialties are natural polymers, used as raw materials to manufacture a broad range of consumer-oriented products such as cigarette filters, liquid crystal displays, impact-resistant plastics, thickeners for food products, pharmaceuticals, cosmetics, high-tenacity rayon yarn for tires and industrial hoses, food casings, paints and lacquers. We manufacture products tailored to the precise and demanding chemical and physical specifications required by our customers, achieving industry leading purity and product functionality. Our ability to consistently manufacture technically superior products is the result of our proprietary production processes, intellectual property, technical expertise and knowledge of cellulosic chemistry.
Additionally, we produce commodity products for viscose and absorbent materials applications. Commodity viscose is a raw material required for the manufacture of viscose staple fibers which are used in woven applications such as textiles for clothing and other fabrics, and in non-woven applications such as baby wipes, cosmetic and personal wipes, industrial wipes and mattress ticking. Absorbent materials, typically referred to as fluff fibers, are used as an absorbent medium in products such as disposable baby diapers, feminine hygiene products, incontinence pads, convalescent bed pads, industrial towels and wipes and non-woven fabrics. Cellulose specialties typically contain over 95 percent cellulose, while commodity products typically contain less than 95 percent cellulose.
Our principal executive offices are located at 1301 Riverplace Boulevard, Suite 2300, Jacksonville, Florida 32207, and our telephone number at that location is (904) 357-4600.

About This Prospectus
This prospectus is a part of a registration statement that we filed with the U.S. Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell, either separately or together, common stock, preferred stock, senior debt securities, subordinated debt securities, warrants, rights or units in one or more offerings. We may use the shelf registration statement to sell, in one or more offerings, up to $500,000,000 in aggregate offering price of offered securities. This prospectus only provides you with a general description of the securities we may offer. Each time we sell offered securities, we will provide a supplement to this prospectus that contains specific information about the terms of the offered securities and the offering. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. The supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference herein) and the applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement.
You should read this prospectus, any prospectus supplement, any documents that we incorporate by reference in this prospectus and/or in any prospectus supplement, and the additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any jurisdiction where such offer or sale is not permitted.
You should not assume that the information in this prospectus, any prospectus supplement or any documents we incorporate by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
 The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus.  That registration statement can be read at the SEC’s website or at the SEC’s office mentioned under the heading “Where You Can Find More Information” below.
 We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.
 Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of the offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to as the Securities Act.
 Unless the context requires otherwise, references to “Rayonier Advanced Materials,” the “Company,” “we,” “our,” “ours” and “us” are to Rayonier Advanced Materials Inc. and its subsidiaries.  In this prospectus, we sometimes refer to the common stock, preferred stock, senior debt securities, subordinate debt securities, warrants, rights and units that may be offered under this prospectus or any supplements to this prospectus as “offered securities.”

Where You Can Find More Information
We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. In accordance with the Exchange Act, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information filed by us are available to the public free of charge on the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.RayonierAM.com. You may also read and copy any document we file with the SEC, including the registration statement on Form S-3 of which this prospectus forms a part, and the exhibits thereto, at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330.
This prospectus omits some information contained in the registration statement of which this prospectus forms a part in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document for complete information and to evaluate these statements.

Incorporation of Certain Documents by Reference
SEC rules allow us to “incorporate by reference” into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus is an important part of this prospectus. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under each of Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (in each case, other than those documents, the portions of those documents and the exhibits thereto that are deemed to be furnished and not filed in accordance with SEC rules) until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on February 26, 2016;

•	our Current Report on Form 8-K filed with the SEC on February 2, 2016.

•
the description of Rayonier Advanced Materials Inc.’s Capital Stock contained in our registration statement on Form 10 filed with the SEC on January 29, 2014, as amended by Amendment No. 1 filed on March 31, 2014, Amendment No. 2 filed on April 23, 2014, Amendment No. 3 filed on May 13, 2014 and Amendment No. 4 filed on May 29, 2014.

Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and later information filed with the SEC may update and supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.
We will provide without charge to each person, including any beneficial owners, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these documents by writing or telephoning us at the following address:

Rayonier Advanced Materials, Inc.
1301 Riverplace Boulevard, Suite 2300
Jacksonville, FL 32207
(904) 357-4600
Attention: Investor Relations
Email at InvestorRelations@RayonierAM.com

Note About Forward-Looking Statements
Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Rayonier Advanced Materials’ future events, developments, or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “anticipate” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. The risk factors contained in Item 1A — Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2015 (the “Form 10-K”), among others, could cause actual results or events to differ materially from the Company’s historical experience and those expressed in forward-looking statements made in this document.
Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we have made or may make in our filings and other submissions to the U.S. Securities and Exchange Commission (the “SEC”), including those on Forms 10-Q, 10-K, 8-K and other reports.

Consolidated Ratio of Earnings to Fixed Charges
The table below sets forth our consolidated ratio of earnings to fixed charges for the periods indicated on a historical basis. We have not presented a ratio of earnings to fixed charges and preferred stock dividends because we did not have preferred stock outstanding as of the date of this prospectus. The following table should be read in conjunction with our consolidated financial statements and related notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Form 10-K, which is incorporated by reference herein. For further information, also see Exhibit 12.1 (Computation of Ratio of Earnings to Fixed Charges) to the registration statement of which this prospectus forms a part.

	For the Years Ended December 31,
	2015	2014	2013	2012	2011
Ratio of earnings to fixed charges	3.16	2.82	46.06	45.91	253.20

Risk Factors
An investment in our securities involves a high degree of risk. You should carefully consider the risks described under the heading “Risk Factors” beginning on page 4 of our Form 10-K, filed with the SEC on February 26, 2016, which information is incorporated by reference in this prospectus, and the additional risks and other information in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein before deciding to invest in our securities. If any of the identified risks actually occur, they could materially adversely affect our business, financial condition, operating results or prospects and the trading price of our securities. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects and the trading price of our securities. In which case, the value of our securities could decline, and you could lose all or part of your investment. See also the information contained under the heading “Note About Forward-Looking Statements” above.

Use of Proceeds
Unless we inform you otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of our securities to which this prospectus relates for general corporate purposes including reduction or refinancing of outstanding indebtedness, additions to working capital, capital expenditures and acquisitions. We have not determined the specific portion of any net proceeds to be used for these purposes, and the net proceeds from the offered securities have not been accounted for in our normal budgeting process. Although from time to time we evaluate possible acquisitions of companies and assets, we currently have no definitive commitments or agreements to make any acquisitions and cannot assure you that we will make any acquisitions in the future. The amounts actually expended for these purposes may vary significantly and will depend on a number of factors, including the amount of cash we generate from future operations, the actual expenses of operating our business and opportunities that may be or become available to us.

Description of Capital Stock
In the discussion that follows, we have summarized certain material provisions of our amended and restated certificate of incorporation, which we refer to as our certificate of incorporation, and amended and restated bylaws, which we refer to as our bylaws, relating to our capital stock. The rights of holders of our capital stock are governed by the relevant provisions of the Delaware General Corporation Law, which we refer to as the DGCL, and our certificate of incorporation and bylaws. The description below is not complete. You should refer to the full text of our certificate of incorporation and bylaws filed as exhibits to the registration statement of which this prospectus forms a part for complete information. See “Where You Can Find More Information.”
We are authorized under our certificate of incorporation, to issue up to 140,000,000 shares of common stock, par value $0.01 per share, and up to 10,000,000 shares of preferred stock, par value $0.01 per share, all of which shares of preferred stock are undesignated as of the date of this prospectus. Shares of our preferred stock may be issued in one or more series as designated from time to time by our board of directors. As of February 19, 2016 there were 42,870,120 shares of our common stock outstanding and no shares of our preferred stock outstanding.
Common Stock
Voting Rights
Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the common stockholders. There are no cumulative voting rights, which means that the holders of a majority of our outstanding shares of common stock have the ability to elect all of the members of our board of directors.
Dividends Policy and Dividend Rights
While we have paid dividends on our common stock prior to the date of this prospectus, the timing, declaration, amount of and payment of any future dividends are within the discretion of our board of directors and will depend upon many factors, including our financial condition, earnings, capital requirements of our operating subsidiaries, debt service obligations, covenants associated with certain of our debt service obligations, legal requirements, regulatory constraints, industry practice, ability to gain access to capital markets, and other factors deemed relevant by our board of directors. Moreover, if we determine to pay any dividends in the future, there can be no assurance that we will continue to pay such dividends or the amount of such dividends.
Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights or other preferences granted to the holders of any of our then-outstanding shares of preferred stock.
Rights Upon Liquidation
In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of our common stock are entitled to share ratably in all remaining assets available for distribution to common stockholders after payment of, or provision for, our liabilities and any prior distribution rights of shares of our preferred stock, if any, then outstanding.
Preemptive Rights
Holders of our common stock do not have any preemptive rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or any of our other securities.

Options
As of February 19, 2016, we had outstanding options to purchase an aggregate of 416,769 shares of our common stock, with a weighted average exercise price of $31.88 per share.
Preferred Stock
Under the terms of our certificate of incorporation, our board of directors is authorized, subject to limitations prescribed by the DGCL, and by our certificate of incorporation, to issue up to 10,000,000 shares of our preferred stock in one or more series without further action by the holders of our common stock. Our board of directors has the discretion, subject to limitations prescribed by the DGCL and by our certificate of incorporation, to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of our preferred stock. Because our board of directors has the power to establish the preferences and rights of each series of our preferred stock, it may afford the holders of any series of our preferred stock preferences and rights, voting or otherwise, senior to the rights of holders of our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of our preferred stock. However, the effects might include:

•	restricting dividends on our common stock;

•	diluting the voting power of our common stock;

•	impairing the liquidation rights of our common stock; and

•	delaying or preventing a change in control of us without further action by our shareholders.
If we issue and offer for sale any shares of a series of our preferred stock under this prospectus, we will fix the rights, preferences and privileges of such series, as well as any qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of our preferred stock we are offering before the issuance of that series of preferred stock. We will describe in a prospectus supplement the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will list the preferred stock on a securities exchange and any other specific terms of the series of our preferred stock.
Anti-Takeover Effects of Various Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws
Our certificate of incorporation and bylaws and the DGCL contain provisions that could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of the Company to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Undesignated Preferred Stock
The authority that our board of directors possesses to issue our preferred stock could potentially be used to discourage attempts by third parties to obtain control of the Company through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Our board of directors may be able to issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of our common stock.
Cumulative Voting
The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless the company’s certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting.

Size of Board of Directors and Vacancies
Our bylaws provide that the number of directors on our board of directors is fixed exclusively by our board of directors. Any vacancies created in our board of directors resulting from any increase in the authorized number of directors or the death, resignation, retirement, disqualification, removal from office or other cause will be filled by a majority of our board of directors then in office, even if less than a quorum is present, or by a sole remaining director. Any director appointed to fill a vacancy on our board of directors will be appointed for a term expiring at the next election of the class for which such director has been appointed and until his or her successor has been elected and qualified.
Classified Board of Directors; Removal of Directors
We have a classified board of directors. Our certificate of incorporation and bylaws provide that our board of directors is divided into three classes each comprised of three directors. The three directors designated as Class I directors have terms expiring at our 2018 annual meeting of stockholders, the three directors designated as Class II directors have terms expiring at our 2016 annual meeting of stockholders, and the three directors designated as Class III directors have terms expiring at our 2017 annual meeting of stockholders. Directors for each class will be elected at the annual meeting of stockholders held in the year in which the term for that class expires and thereafter will serve for a term of three years. At any meeting of stockholders for the election of directors at which a quorum is present, the election will be determined by a majority of the votes cast by the stockholders entitled to vote in the election, with directors not receiving a majority of the votes cast required to tender their resignations for consideration by our board of directors, except that in the case of a contested election, the election will be determined by a plurality of the votes cast by the stockholders entitled to vote in the election. Under the classified board provisions, it would take at least two elections of directors for any individual or group to gain control of our board of directors. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of the Company.
Our bylaws provide that our stockholders may only remove our directors for cause by the affirmative vote of at least 80% of our voting stock then outstanding.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
Our bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors at annual meetings of our stockholders, other than nominations made by or at the direction of our board of directors or a committee of our board of directors.
Special Stockholders Meetings
Our certificate of incorporation provides that only the chairman of our board of directors or our board of directors pursuant to a resolution adopted by a majority of our entire board of directors may call special meetings of our stockholders. Our stockholders may not call special stockholders meetings.
Stockholders Action by Written Consent
Our certificate of incorporation expressly eliminates the right of our stockholders to act by written consent. Stockholder action must take place at the annual or a special meeting of our stockholders.
Amendment to Certificate of Incorporation and Bylaws
Our certificate of incorporation provides that the affirmative vote of the holders of at least 80 percent of our voting stock then outstanding is required to amend certain provisions relating to the number, term and removal of our directors, the ability of our board to issue preferred stock, the filling of our board vacancies, the calling of special meetings of stockholders, stockholder action by written consent and director and officer indemnification. Our bylaws provide that they may be amended by our board of directors or by the affirmative vote of holders of a majority of our voting stock then outstanding, except that the affirmative vote of holders of at least 80 percent of our voting stock then outstanding is required to amend certain provisions relating to the number, term and removal of our directors, the filling of our board vacancies, the calling of special meetings of stockholders, stockholder action by written consent and director and officer indemnification.
Anti-Takeover Effects of Delaware Law
The Company is subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a

“business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15 percent or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its address is P.O. Box 30170 College Station, Texas 77845, and its telephone number is (866) 246-0322.
NYSE Listing
Our common stock is listed on the NYSE under the symbol “RYAM.”

Description of Debt Securities
This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.
The debt securities (if any) we offer under this prospectus or any prospectus supplement may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The senior debt securities and subordinated debt securities may be issued either separately or together. Subject to compliance with our other existing indebtedness and unless otherwise specified in the applicable prospectus supplement, we may issue senior notes under a senior indenture and subordinated notes under a subordinated indenture, which, in each case, we will enter into with one or more trustees. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture will be identical.
We have filed forms of the indentures as exhibits to the registration statement of which this prospectus forms a part. The indentures will be qualified under the Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable. The description of the terms of the debt securities in the related prospectus supplement will not be complete. You should refer to the provisions of the indenture applicable to the debt securities for complete information about the debt securities. See “Where You Can Find More Information.”
General
We will describe in the applicable prospectus supplement the terms relating to the series of debt securities offered in such prospectus supplement, including, to the extent applicable:
•the title;
•the principal amount being offered and, if a series, the total amount authorized and the total amount outstanding;
•any limit on the amount that may be issued;
•whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;
•the maturity date
•the principal amount due at maturity and whether the debt securities will be issued with any original issue discount;
•whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for U.S. federal income tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•the annual interest rate, which may be fixed or variable, or the method for determining such rate, the date interest will begin to accrue, the date interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
•whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•whether or not the debt securities will be senior or subordinated, and the terms of the subordination of any series of subordinated debt and the applicable definition of “senior indebtedness”;
•whether the debt securities will be guaranteed;
•the place where payments will be payable;
•restrictions on transfer, sale or other assignment, if any;
•our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;
•provisions for a sinking fund, purchase or other analogous fund, if any;
•the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;
•provisions relating to discharge and covenant defeasance and legal defeasance and any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;
•whether the indenture will restrict our ability and/or the ability of our subsidiaries to:
◦incur additional indebtedness;
◦issue additional securities;
◦create liens;
◦pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;
◦redeem capital stock;
◦place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;
◦make investments or other restricted payments;
◦sell or otherwise dispose of assets;
◦enter into sale-leaseback transactions;
◦engage in transactions with shareholders and affiliates;
◦issue or sell stock of our subsidiaries; and/or
◦effect a consolidation or merger;
•whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
•a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;
•information describing any book-entry features;
•the procedures for any auction and remarketing;

•the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•if other than U.S. dollars, the currency in which the series of debt securities will be denominated;
•the events of defaults applicable to the debt securities;
•securities exchange(s) on which the debt securities will be listed, if any;
•whether any underwriter(s) will act as market maker(s) for the debt securities;
•the extent to which a secondary market for the securities is expected to develop;
•provisions relating to form, registration, exchange and transfer of the debt securities;
•the designation of any agents with respect to the debt securities;
•modification, waiver and amendment provisions of the indenture for the debt securities;
•terms for the conversion or exchange (if any) of debt securities for other securities issued by us;
•the name and location of the corporate trust office of the applicable trustee under the indenture for the debt securities; and
•any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any covenants with respect to the debt securities that are in addition to, or a modification or deletion of, any terms described herein.
We may sell debt securities at a discount below their stated principal amount. Any such discount may be substantial. Debt securities we sell may bear no interest or may bear interest at a rate that at the time of issuance is above or below market rates.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby, except to the extent that the Trust Indenture Act is applicable.

Description of Warrants
General
We may issue warrants for the purchase of our debt securities, preferred stock, common stock, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular warrants we are offering before the issuance of the related warrants. The description of the terms of the warrants in the related prospectus supplement will not be complete. You should refer to the provisions of the warrant agreement and warrant certificates applicable to the warrants for complete information about the warrants. See “Where You Can Find More Information.”
Debt Warrants
The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:
•the title of the debt warrants;

•the offering price for the debt warrants, if any;
•the aggregate number of the debt warrants;
•the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;
•if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;
•the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;
•the dates on which the right to exercise the debt warrants will commence and expire;
•if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;
•whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;
•information with respect to bookentry procedures, if any;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•if applicable, a discussion of material U.S. federal income tax considerations of owning or exercising the warrants;
•the antidilution provisions of the debt warrants, if any;
•the redemption or call provisions, if any, applicable to the debt warrants;
•any provisions with respect to the holder’s right to require us to repurchase the debt warrants upon a change in control or similar event; and
•any additional terms of the debt warrants, including procedures and limitations relating to the exchange, exercise, and settlement of the debt warrants.
Prior to the exercise of their debt warrants, holders of debt warrants may have no rights of holders of the debt securities purchasable upon such exercise, including any right to payment of principal premium or interest on the relevant debt securities.
Equity Warrants
The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:
•the title of the warrants;
•the offering price for the warrants, if any;
•the aggregate number of warrants;
•the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;
•if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;
•if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;
•the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;
•the dates on which the right to exercise the warrants shall commence and expire;
•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time; the currency or currency units in which the offering price, if any, and the exercise price are payable;

•if applicable, a discussion of material U.S. federal income tax considerations of owning or exercising the warrants;
•the antidilution provisions of the warrants, if any;
•the redemption or call provisions, if any, applicable to the warrants;
•any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control or similar event; and
•any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.
Prior to the exercise of their equity warrants, holders of equity warrants may have no rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase our common stock, the right to receive dividends, if any; the right to vote on or consent to matters to be voted on or consented to by our stockholders; the right to receive notice as stockholders with respect to any meeting of our stockholders for the election of our directors or any other matter; and the right to receive payments upon our liquidation, dissolution or winding up, if any.
Exercise of Warrants
Each warrant will entitle the holder to purchase our debt securities, preferred stock, common stock, or any combination thereof at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. If we so indicate in the applicable prospectus supplement, the warrants may also provide that they may be exercised on a “cashless” or net basis. We will set forth on the reverse side of the warrant certificate, if applicable, and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to us or a warrant agent in order to exercise a warrant.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at our offices, the corporate trust office of a warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the principal amount of debt securities or shares of our common stock or preferred stock purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender the applicable offered security as all or part of the exercise price for warrants.
Enforceability of Rights by Holders of Warrants
Each series of warrants (if any) will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. A single bank or trust company may act as warrant agent for more than one issue of warrants. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of any warrant. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Description of Rights
This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the rights that we may offer under this prospectus, which consist of rights to purchase our common stock, preferred stock and/or debt securities in one or more series. Rights may be offered independently or together with our common stock, preferred stock, debt securities and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future rights we may offer pursuant to this prospectus, we will describe the particular terms of any rights that we may offer in more detail in the applicable prospectus supplements. The terms of any rights we offer under a prospectus supplement may differ from the terms we describe below. Each series of rights will be issued under a separate rights agreement to be entered into between a rights agent and us. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of rights.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of rights agreement, including a form of rights certificate, that describes the terms of the particular rights we are offering before the issuance of the related rights. The description of the terms of the rights in the related prospectus supplement will not be complete. You should refer to the provisions of the rights agreement and rights certificate applicable to the rights for complete information about the rights. See “Where You Can Find More Information.”
The applicable prospectus supplements relating to any rights that we offer will include specific terms of any offering of rights for which this prospectus is being delivered, including the following, to the extent applicable:
•the date for determining the persons entitled to participate in the rights distribution;
•the price, if any, per right;
•the exercise price payable for each share of common stock or preferred stock or other securities upon the exercise of the rights;
•the number of rights issued or to be issued to each holder;
•the number and terms of the shares of common stock or preferred stock or other securities that may be purchased per each right;
•the extent to which the rights are transferable;
•the respective dates on which the holder’s ability to exercise the rights will commence and will expire;
•the number of rights outstanding, if any;
•a discussion of any material U.S. federal income tax considerations of owning or exercising the rights;
•the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;
•if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and
•any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.
Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. Rights will be issued in registered form only.
In the case of rights to purchase shares of our capital stock, certain provisions may allow or require the exercise price payable and/or the number of shares of stock purchasable upon exercise of the rights to be adjusted upon the occurrence of events described in the applicable prospectus supplement, including the issuance of a stock dividend or a combination, subdivision or reclassification of stock; the issuance of rights, warrants or options to all common and preferred stockholders entitling them to purchase our capital stock for an aggregate consideration per share less than the current market price per share of such stock; and any other events described in the prospectus supplement.
Exercise of Rights
Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to stockholders or to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Description of Units
We may issue units consisting of some or all of the other offered securities, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of the units will be set forth in a prospectus supplement. The description of the terms of the units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to the units. See “Where You Can Find More Information.”

Plan of Distribution
We may sell the securities offered pursuant to this prospectus and any accompanying prospectus supplements from time to time in one or more transactions:
•to or through one or more underwriters or dealers;
•to investors or purchasers directly;
•through agents; or
•through any combination of these methods of sale.
Our securities may be offered and sold from time to time in one or more transaction at:
•a fixed price or prices, which may be changed;
•market prices prevailing at the time of sale;
•prices related to the prevailing market prices; or
•negotiated prices.
Any of the prices at which we sell securities may be at a discount to market prices. Broker-dealers or the purchasers of the securities, as applicable, may also receive from us compensation that is not expected to exceed that customary for the types of transactions involved.
Each prospectus supplement, to the extent applicable, will describe the number and terms of the securities to which such prospectus supplement relates, including:
•any over-allotment options under which underwriters, if any, may purchase additional securities;
•the name or names of any underwriters or agents with whom we have entered into an arrangement with respect to the sale of such securities;
•the public offering or purchase price of such securities;
•any underwriting discounts or commissions or agency fees or other items constituting underwriter or agent compensation;
•any discounts, commissions or concessions allowed or reallowed or paid to dealers;
•any securities exchanges or markets on which the securities may be listed; and
•the net proceeds we will receive from such sale.
Underwritten Offerings
If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The applicable prospectus supplement will name any underwriter involved in a sale of securities. Such securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe any such underwriters in the applicable prospectus supplement, naming the underwriter and the nature of any such relationship.

Direct Sales and Sales through Agents
We may sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We also may, from time to time, authorize dealers or agents to offer and sell these securities, upon such terms and conditions as may be set forth in the applicable prospectus supplement, if applicable. In order to comply with the securities laws of certain states, if applicable, the securities offered will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with. This prospectus, one or more prospectus supplements, and the registration statement of which this prospectus forms a part may be used in conjunction with one or more other registration statements to the extent permitted by the Securities Act and the rules and regulations promulgated thereunder.
Rights Offerings
We may also sell securities in one or more of the following transactions:
•block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;
•ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
•sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for securities; and
•sales in other ways not involving a market maker or established trading markets, including direct sales to purchasers
We may also enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions may be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.
Any dealers or agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act, and in such event, any discounts or commissions received by them and any profit realized by them on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act.
Indemnification
Underwriters, dealers and agents and remarketing firms may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, or to contributions with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make.
Stabilization
In connection with any offering of the offered securities, certain underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.
The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that it can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement will be required to be taken by an underwriter and, if they are undertaken, may be discontinued at any time.
Under applicable rules and regulations under the Exchange Act, under certain circumstances a person engaged in the distribution of the offered securities may not be able to simultaneously engage in market making activities with respect to the applicable securities for a specified period prior to the commencement of such distribution.
Remarketing Arrangements
Offered securities may also be offered and sold in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. We will identify any remarketing firm and describe the terms of its agreements, if any, with us and its compensation in the applicable prospectus supplement.
Delayed Delivery Contracts
If indicated in the applicable prospectus supplement, we may authorize dealers acting as our agents to solicit offers by institutions to purchase offered securities from us at the public offering price set forth in the relevant prospectus supplement under delayed delivery contracts providing for payment and delivery on the date or dates stated in the relevant prospectus supplement. Any delayed delivery contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except (i) the purchase by an institution of the securities covered by its delayed delivery contracts may not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the institution is subject, and (ii) if the securities are being sold to underwriters, we will be required to have sold to such underwriters the total principal amount of the securities less the principal amount thereof covered by delayed delivery contracts. The underwriters and any other agents will not have any responsibility in respect of the validity or performance of any delayed delivery contracts.
The anticipated date of delivery of offered securities will be set forth in the prospectus supplement relating to such securities.
Other Relationships
Underwriters, dealers, agents and remarketing firms may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business. Unless we specify otherwise in the related prospectus supplement, each class or series of offered securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on the NYSE under the symbol “RYAM.” It is possible that one or more underwriters may make a market in our securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for our securities.

Legal Matters
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the securities offered hereby will be passed upon for us by Michael R. Herman, Senior Vice President, General Counsel and Corporate Secretary of the Company.

Experts
The consolidated financial statements of the registrant, for the year ended December 31, 2015, appearing in the registrant’s Annual Report on Form 10-K (File No. 001-36285), including the schedule appearing therein, and the effectiveness of the registrant’s internal control over financial reporting as of December 31, 2015, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.
Indemnification for Securities Act Liabilities
Our certificate of incorporation and bylaws include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of the Company, or for serving at the Company’s request as a director or officer or another position at another corporation or enterprise, as the case may be. Our certificate of incorporation and bylaws also provide that the Company must indemnify and advance reasonable expenses to its directors and officers, subject to its receipt of an undertaking from the indemnified party as may be required under the DGCL. Our certificate of incorporation expressly authorizes the Company to carry directors’ and officers’ insurance to protect it, its directors, officers and certain employees for some liabilities. We have obtained insurance covering our directors and officers against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations. These policies include coverage for liabilities arising under the Securities Act.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Part II
Information Not Required in the Prospectus
Item 14. Other Expenses of Issuance and Distribution
The following table shows the costs and expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered. All amounts reflected below are estimated.

Securities and Exchange Commission Registration Fee	$50,350
Accounting Fees and Expenses	10,000
Legal Fees and Expenses	*
Printing Fees, Marketing and Expenses	*
Transfer Agent Fees and Expenses	*
Trustee Fees and Expenses	*
Rating Agency Fees and Expenses	*
Miscellaneous	*
Total

*	These fees are calculated based on the number of issuances, type and amount of offered securities and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers
The registrant is incorporated under the laws of the State of Delaware.
Delaware law provides that directors of a corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability:
•for any breach of their duty of loyalty to the corporation or its stockholders;
•for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•under Section 174 of the Delaware General Corporation Law (“DGCL”) relating to unlawful payments of dividends or unlawful stock;
•for repurchases or redemptions; or
•for any transaction from which the director derived an improper personal benefit.
The limitation of liability does not apply to liabilities arising under the federal or state securities laws and does not affect the availability of equitable remedies, such as injunctive relief or rescission.
The registrant’s amended and restated certificate of incorporation and bylaws include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of the registrant, or for serving at the registrant’s request as a director or officer or another position at another corporation or enterprise, as the case may be. The registrant’s amended and restated certificate of incorporation and bylaws also provide that the registrant must indemnify and advance reasonable expenses to its directors and officers, subject to its receipt of an undertaking from the indemnified party as may be required under the DGCL. The registrant’s amended and restated certificate of incorporation expressly authorizes the registrant to carry directors’ and officers’ insurance to protect it, its directors, officers and certain employees for some liabilities. We have obtained insurance covering our directors and officers against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations. These policies include coverage for liabilities arising under the Securities Act.
The foregoing is only a general summary of certain aspects of Delaware law and the registrant’s amended and restated certificate of incorporation and bylaws dealing with indemnification of directors and officers and does not purport to be complete.

Item 16. Exhibits Index

Exhibit Number	Description
1.1	Form of Underwriting Agreement *
3.1
Amended and Restated Certificate of Incorporation of Rayonier Advanced Materials Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 30, 2014)

3.2	Amended and Restated Bylaws of Rayonier Advanced Materials Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on June 30, 2014)
4.1	Form of Senior Debt Indenture between the registrant and one or more trustees to be named
4.2	Form of Subordinated Debt Indenture between the registrant and one or more trustees to be named
4.3	Form of Specimen Stock Certificate for Common Stock *
4.5	Form of Common Stock Warrant Agreement and Warrant Certificate *
4.6	Form of Preferred Sock Warrant Agreement and Warrant Certificate *
4.7	Form of Certificate of Designation for Preferred Stock *
4.8	Form of Specimen Stock Certificate for Preferred Stock *
4.9	Form of Senior Note *
4.10	Form of Subordinated Note *
4.11	Form of Rights Agreement and Certificate *
4.12	Form of Unit Agreement *
5.1	Opinion and consent of Michael R. Herman, Senior Vice President, General Counsel, Corporate Secretary
12.1
Computation of Consolidated Ratio of Earnings to Fixed Charges (incorporated herein by reference to Exhibit 12 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed on February 26, 2016

23.1	Consent of Michael R. Herman (set forth in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP
24.1	Power of Attorney (included on the signature pages to this Registration Statement)
25.1	Form of Statement of Eligibility under the Trust Indenture Act of 1939 *
* To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

Item 17. Undertakings
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporate or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for purposes of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)If applicable, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
(d)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(e)The undersigned also hereby undertakes that:
(1)    For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)    For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(f)The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

Signatures
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jacksonville, Florida, on this 26 day of February 2016.

Rayonier Advanced Materials Inc.
(Registrant)

By:	/s/ Paul G. Boynton
Paul G Boynton Chairman of the Board, President and Chief Executive Officer

Power of Attorney
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Paul G. Boynton and Frank A. Ruperto as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including all pre-effective and post-effective amendments) to this registration statement (and to any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 26, 2016.

Signature	Title	Date

/s/ Paul G. Boynton	Chairman of the Board	February 26, 2016
Paul G. Boynton	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

/s/ Frank A. Ruperto	Chief Financial Officer	February 26, 2016
Frank A. Ruperto	(Principal Financial and Accounting Officer)

/s/ C. David Brown, II	Lead Director	February 26, 2016
C. David Brown, II

/s/ Charles E. Adair	Director	February 26, 2016
Charles E. Adair

/s/ DeLyle W. Bloomquist	Director	February 26, 2016
DeLyle W. Bloomquist

/s/ Mark E. Gaumond	Director	February 26, 2016
Mark E. Gaumond

/s/ James F. Kirsch	Director	February 26, 2016
James F. Kirsch

/s/ Lisa M. Palumbo	Director	February 26, 2016
Lisa M. Palumbo

/s/ Thomas I. Morgan	Director	February 26, 2016
Thomas I. Morgan

/s/ Ronald Townsend	Director	February 26, 2016
Ronald Townsend

Exhibits Index

Exhibit Number	Description
1.1	Form of Underwriting Agreement *
3.1
Amended and Restated Certificate of Incorporation of Rayonier Advanced Materials Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 30, 2014)

3.2	Amended and Restated Bylaws of Rayonier Advanced Materials Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on June 30, 2014)
4.1	Form of Senior Debt Indenture between the registrant and one or more trustees to be named
4.2	Form of Subordinated Debt Indenture between the registrant and one or more trustees to be named
4.3	Form of Specimen Stock Certificate for Common Stock *
4.5	Form of Common Stock Warrant Agreement and Warrant Certificate *
4.6	Form of Preferred Sock Warrant Agreement and Warrant Certificate *
4.7	Form of Certificate of Designation for Preferred Stock *
4.8	Form of Specimen Stock Certificate for Preferred Stock *
4.9	Form of Senior Note *
4.10	Form of Subordinated Note *
4.11	Form of Rights Agreement and Certificate *
4.12	Form of Unit Agreement *
5.1	Opinion and consent of Michael R. Herman, Senior Vice President, General Counsel, Corporate Secretary
12.1
Computation of Consolidated Ratio of Earnings to Fixed Charges (incorporated herein by reference to Exhibit 12 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed on February 26, 2016)

23.1	Consent of Michael R. Herman (set forth in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP
24.1	Power of Attorney (included on the signature pages to this Registration Statement)
25.1	Form of Statement of Eligibility under the Trust Indenture Act of 1939 *
* To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.